Gentor Resources, Inc.

PRESS RELEASE

GENTOR MAKES APPLICATION TO LIST ON TSX VENTURE EXCHANGE

Toronto, Canada – April 19, 2011 - Gentor Resources, Inc. (“Gentor” or the “Company”) (OTCQB – “GNTO”) reports that it has made application to list its common shares on the TSX Venture Exchange.  No assurance can be given that such application will be accepted by the TSX Venture Exchange.

Gentor is a mineral exploration company whose projects include copper and gold properties in the Sultanate of Oman and a molybdenum-tungsten-silver property in East Central Idaho, U.S.  The Company’s strategy is to create shareholder value by developing highly prospective mineral properties around the globe, with current focus in the Sultanate of Oman.  In Oman, Gentor is partnered with Al Fairuz Mining Company LLC on its Block 5 exploration tenement and Al Zuhra Mining Company LLC on Block 6.

For further information, please visit our website at www.gentorresources.com, or contact: Dr Peter Ruxton, President & CEO, United Kingdom Tel: + 44 (0) 7786 111103; or Arnold T. Kondrat, Executive Vice President, Toronto, Ontario, Tel: (416) 366-2221 or 1 (800) 714-7938.